As filed with the Securities and Exchange Commission on November 10, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	36-5025592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

(Addresses including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deanna White

Surf Air Mobility Inc.

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Peter W. Wardle Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California (213) 229-7000	Douglas K. Sugimoto General Counsel Surf Air Mobility Inc. 12111 S. Crenshaw Blvd. Hawthorne, CA 90250 (424) 332-5480

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-284845

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Surf Air Mobility Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333- 284845) (as amended, the “Prior Registration Statement”), which was declared effective by the Commission on March 26, 2025.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed additional aggregate offering price of $3,199,999. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all information incorporated by reference therein, and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the initial filing of the Prior Registration Statement (Registration No. 333-284845) on February 11, 2025).

107*	Filing Fee Table.

__________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hawthorne, California, on November 10, 2025.

SURF AIR MOBILITY INC.

By: /s/ Deanna White
Deanna White
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on the date indicated.

Name	Title	Date
/s/ Deanna White	Chief Executive Officer	November 10, 2025
Deanna White	(Principal Executive Officer)
/s/ Oliver Reeves	Chief Financial Officer	November 10, 2025
Oliver Reeves	(Principal Financial Officer and Principal Accounting Officer)
*	Co-Founder and Director	November 10, 2025
Sudhin Shahani
*	Director	November 10, 2025
Carl Albert	(Chairman)
*	Director	November 10, 2025
David Anderman
*	Director	November 10, 2025
John D’Agostino
*	Director	November 10, 2025
Bruce Hack
*	Director	November 10, 2025
Edward Mady
*	Director	November 10, 2025
Tyler Painter
/s/ Shawn Pelsinger	Director	November 10, 2025
Shawn Pelsinger

*By: /s/ Deanna White Name: Deanna White Title: Attorney-in-Fact